UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2022

AVADEL PHARMACEUTICALS PLC

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 901 5201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 16, 2022, Avadel Finance Cayman Limited, a Cayman Islands exempted company (the “Issuer”) and an indirect wholly-owned subsidiary of Avadel Pharmaceuticals plc (the “Company”), and the Company entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its outstanding 4.50% Exchangeable Senior Notes due February 1, 2023 issued on February 16, 2018 (the “Existing Notes”) pursuant to which the Issuer will exchange (i) approximately $117.4 million in aggregate principal amount of the Existing Notes and (ii) approximately $5.6 million (the “Cash Consideration”), which includes interest accruing from February 1, 2022 through the expected closing date, for approximately $117.4 million in aggregate principal amount of new 4.50% Exchangeable Senior Notes due October 2, 2023 (the “New Notes”) (the “Exchange Transactions”), in each case, pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). Following the closing of the Exchange Transactions, approximately $26.4 million in aggregate principal amount of the Existing Notes will remain outstanding with terms unchanged. The Exchange Transactions are expected to close on April 4, 2022, subject to customary closing conditions.

The foregoing description of the Exchange Agreements is only a summary and is qualified in its entirety by reference to the full text of the form of Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in Item 1.01 and Item 3.02.

The New Notes will be issued pursuant to an Indenture (the “Indenture”), to be entered into by the Issuer, the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The New Notes will be senior unsecured obligations of the Issuer and will be guaranteed by the Company. The New Notes will bear interest at a rate of 4.50% per annum from, and including, April 4, 2022, payable semi-annually in arrears on April 2 and October 2 of each year, beginning on October 2, 2022. In certain circumstances, the Issuer and the Company may be required to pay additional amounts as a result of any applicable tax withholding or deductions required in respect of payments on the New Notes. The New Notes will mature on October 2, 2023, unless earlier repurchased or redeemed by the Issuer or exchanged by the holders.

Subject to satisfaction of certain conditions and during certain periods, the New Notes are exchangeable at an initial exchange rate of 92.6956 American Depositary Shares (the “ADSs”) of the Company (each of which represents as of the date hereof one ordinary share of the Company, nominal value $0.01 per share (the “Ordinary Shares”)) per $1,000 principal amount of the New Notes (so long as the principal amount of such holder’s New Notes not exchanged is at least $200,000), which is equal to an initial exchange price of approximately $10.79 per ADS. Upon exchange, the New Notes may be settled in cash, ADSs, or a combination of cash and ADSs, at the Issuer’s election. The exchange rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Following a “make-whole fundamental change” (as will be defined in the Indenture) or upon the Issuer’s issuance of a notice of redemption, the Issuer will increase the exchange rate for a holder who elects to exchange its New Notes in connection with such “make-whole fundamental change” or during the related redemption period in certain circumstances.

The Issuer may redeem for cash all of the New Notes in connection with certain tax-related events. In addition, the Issuer may redeem for cash all, but not less than all of the New Notes, at its option, if the last reported sale price of the ADSs has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Issuer provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the New Notes, which means that the Company is not required to redeem or retire the New Notes periodically.

The Indenture includes covenants that, subject to carveouts and exceptions, limit the ability of (1) the Company and the Issuer to incur secured debt, (2) the Company’s subsidiaries (other than the Issuer) to incur unsecured debt, (3) the Company and its subsidiaries (including the Issuer) to pay dividends and redeem equity and (4) the Company and its subsidiaries (including the Issuer) to transfer capital stock of any subsidiary (other than the Issuer) that does not guarantee the New Notes. The Indenture also includes certain customary covenants and sets forth certain events of default after which the New Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the New Notes become automatically due and payable.

The Issuer has agreed to use its commercially reasonable efforts to procure approval for the listing of the New Notes on a recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland prior to October 2, 2022, which is the first interest payment date for the New Notes.

The foregoing descriptions of the New Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture (which will include the form of the New Note). A copy of the Indenture (which will include the form of the New Note) is expected to be attached as an exhibit to a Current Report on Form 8-K to be filed by the Company following the closing of the Exchange Transactions.

The Company offered the New Notes to certain holders of the Existing Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The offer and sale of the New Notes to certain holders of the Existing Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by any form of general solicitation or general advertising, and offers for the New Notes were only solicited from persons believed to be “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. The New Notes and any ADSs that may be issued upon exchange of the New Notes will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. Initially, a maximum of 10,880,145 ADSs may be issued upon exchange of the New Notes, based on an initial exchange rate of 92.6956 ADSs per $1,000 principal amount of New Notes, which is subject to customary anti-dilution adjustment provisions. For conversions in connection with a “make whole fundamental change” (as will be defined in the Indenture) or the issuance of a redemption notice, a maximum of 17,035,549 ADSs may be issued upon exchange of the New Notes, based on an initial maximum exchange rate of 145.1378 ADSs per $1,000 principal amount of New Notes, which is subject to customary anti-dilution adjustment provisions.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Exhibits

(d) Exhibits

10.1	Form of Exchange Agreement between the Issuer, the Company and certain holders of the Existing Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the proposed Exchange Transactions, the principal amount of the Existing Notes subject to the exchange, the closing date for the Exchange Transactions and the resulting allocation of principal between the Existing Notes and New Notes. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: financial market conditions and global economic uncertainty. A further list and description of these risks, uncertainties and other risks associated with an investment in the Company can be found in Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVADEL PHARMACEUTICALS PLC

Date: March 16, 2022	By:	/s/ Jerad G. Seurer
	Name:	Jerad G. Seurer
	Title:	General Counsel & Corporate Secretary